UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 4, 2011

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400

Not applicable.
(Former name and former address, if changed since last report)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

Effective November 4, 2011, Jerome A. Kollar resigned for personal reasons from his position as Vice President Finance and Controller (Principal Accounting Officer) of the nFinanSe Inc. (the “Company”). Mr. Kollar joined the Company in May 2007 and has been an important contributor to the advancement of the Company’s business.  The Company will miss him and wishes him well.

Raymond P. Springer, Chief Financial Officer of the Company, assumed the additional responsibility of Principal Accounting Officer, also effective as of November 4, 2011.  Mr. Springer joined the Company in September 2006.  Mr. Springer’s compensation information as disclosed in the Company’s Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on April 4, 2011 has not changed as a result if his new responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	November 8, 2011	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer